Exhibit 99.1

Investor Contact:  Katie Reinsmidt, Vice President - Corporate Communications and Investor Relations, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS
THIRD QUARTER 2010 RESULTS

•	Portfolio Same-Center NOI, excluding lease termination fees, increased 0.60% from the prior-year quarter.
•	Portfolio occupancy increased 180 basis points to 91.0% as of September 30, 2010, compared with September 30, 2009.
•	Reported FFO per diluted share of $0.47 for the third quarter 2010.
•	Same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls for the nine months ended September 30, 2010, increased 2.7%.

CHATTANOOGA, Tenn. (November 2, 2010) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the third quarter ended September 30, 2010.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

Funds from Operations (“FFO”) allocable to common shareholders for the third quarter ended September 30, 2010, was $65,039,000, or $0.47 per diluted share.  FFO allocable to common shareholders for the nine months ended September 30, 2010, was $201,385,000, or $1.46 per diluted share, excluding the loss on impairment of real estate recorded in the second quarter 2010.

FFO of the operating partnership for the third quarter ended September 30, 2010, was $89,512,000. FFO of the operating partnership for the nine months ended September 30, 2010, was $277,161,000, excluding the loss on impairment of real estate recorded in the second quarter 2010.

Net income attributable to common shareholders for the third quarter ended September 30, 2010, was $9,580,000, or $0.07 per diluted share, compared with net income of $11,134,000, or $0.08 per diluted share for the third quarter ended September 30, 2009.  Net income attributable to common shareholders for the nine months ended September 30, 2010, was $13,266,000, or $0.10 per diluted share, compared with $20,983,000, or $0.22 per diluted share, for the nine months ended September 30, 2009.  Net income attributable to common shareholders for the third quarter and nine months ended September 30, 2010, was impacted by an increase in preferred dividends related to the additional 6,300,000 depositary shares, each representing 1/10th of a share of our 7.375% Series D cumulative redeemable preferred stock, that were issued in March 2010.

-MORE-

CBL Reports Third Quarter Results

November 2, 2010

CBL’s President and Chief Executive Officer, Stephen D. Lebovitz, commented, “This quarter we made excellent progress in our financial performance as a result of our ongoing focus on driving revenue growth and maintaining tight expense controls throughout our portfolio. During the quarter, occupancy increased sequentially and year-over-year in all categories, leasing spreads improved, and we posted healthy growth in same-center NOI.

“The improving outlook and solid execution of our strategies, combined with the steps we have taken to strengthen our capital structure, have positioned us to take advantage of growth opportunities on a selective basis. We completed the acquisition of our joint venture partner’s interest in Parkway Place in Huntsville, AL, at an attractive cap rate and formed a partnership to develop an outlet center project in Oklahoma City, OK, opening in late summer 2011.  We intend to maintain the right balance between the pursuit of new growth opportunities and our overall goals of strengthening our balance sheet, aggressively leasing the portfolio and operating at a highly efficient level. We are confident we can continue this positive momentum to generate improving results into 2011.”

HIGHLIGHTS

▪
Same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls for the nine months ended September 30, 2010, increased 2.7% over the prior-year period. Same-store sales of mall tenants 10,000 square feet or less for stabilized malls for the rolling twelve months ended September 30, 2010, increased 0.6% to $319 per square foot compared with $317 per square foot in the prior-year period.

▪
Same-center net operating income (“NOI”), excluding lease termination fees, for the quarter ended September 30, 2010, increased 0.6% compared with a decline of 2.2% for the prior-year quarter. Same-center NOI, excluding lease terminations fees, for the nine months ended September 30, 2010, declined 1.5% compared with a decline of 0.9% for the prior-year period.

▪
Consolidated and unconsolidated variable rate debt of $1,796,334,000 represented 20.1% of the total market capitalization of $8,916,347,000 for the Company and 30.0% of the Company's share of total consolidated and unconsolidated debt of $5,987,120,000 as of September 30, 2010.

PORTFOLIO OCCUPANCY

	September 30,
	2010	2009
Portfolio occupancy	91.0%	89.2%
Mall portfolio	91.3%	89.9%
Stabilized malls	91.6%	90.3%
Non-stabilized malls	78.0%	74.0%
Associated centers	92.6%	90.0%
Community centers	88.2%	80.4%

FINANCING ACTIVITY
During the third quarter 2010, CBL repaid the $29.7 million loan secured by Stroud Mall in Stroudsburg, PA, the $47.4 million loan secured by York Galleria in York, PA, the $48.0 million loan secured by Parkdale Mall and the $7.6 million loan secured by Parkdale Crossing in Beaumont, TX.  The properties were pledged as collateral to the Company’s $560 million credit facility.

ACQUISITIONS
On October 1, 2010, CBL acquired the remaining 50% interest in Parkway Place in Huntsville, AL, from its joint venture partner, Colonial Properties Trust. The interest was acquired for a total consideration of $38.8 million, comprised of $17.9 million in cash and assumption of the remaining $20.9 million interest in the loan secured by Parkway Place.

-MORE-

CBL Reports Third Quarter Results

November 2, 2010

DISPOSITIONS
In October 2010, CBL completed the disposition of Pemberton Square, a 351,000-square-foot mall located in Vicksburg, MS.

DEVELOPMENT
In October 2010, CBL announced that it had formed a 75/25 joint venture to develop The Outlet Shoppes at Oklahoma City in Oklahoma City, OK. Once complete, the 350,000-square-foot project will be the only outlet center in the state of Oklahoma and the only outlet center within a 145 mile radius. The Outlet Shoppes at Oklahoma City is currently under construction with the grand opening scheduled for late summer 2011.

CAPITAL MARKETS ACTIVITY
On October 18, 2010, CBL closed an underwritten public offering of 4,400,000 depositary shares, each representing 1/10th of a share of its 7.375% Series D Cumulative Redeemable Preferred Stock with a liquidation preference of $25.00 per depositary share.  The depositary shares were priced at $23.1954 per share including accrued dividends equating to a yield of 7.949%.

On October 21, 2010, the underwriters of the offering exercised their option to purchase an additional 450,000 depositary shares. As a result of the exercise of this option, the Company sold a total of 4,850,000 depositary shares in the offering for net proceeds of approximately $108.7 million, after deducting the underwriting discount and other estimated offering expenses. The net offering proceeds were used to reduce outstanding borrowings under the Company’s credit facilities and for general corporate purposes.

OUTLOOK AND GUIDANCE
Based on today's outlook and the Company's third quarter results, the Company is increasing 2010 FFO guidance to $1.93 - $1.99 per share.  The full year guidance includes the impact on FFO of the $25.4 million impairment of real estate recognized in the second quarter 2010 and the $27.6 million estimated future gain on extinguishment of debt that may be recognized before year end.  The full year guidance also assumes $3.0 million to $5.0 million of outparcel sales and same-center NOI growth in the range of (1.0%) to (2.5%), excluding the impact of lease termination fees from both applicable periods.  The guidance excludes the impact of any future unannounced acquisitions or dispositions.  The Company expects to update its annual guidance after each quarter's results.

	Low	High
Expected diluted earnings per common share	$0.24	$0.30
Adjust to fully converted shares from common shares	(0.07)	(0.08)
Expected earnings per diluted, fully converted common share	0.17	0.22
Add: depreciation and amortization	1.69	1.69
Add: noncontrolling interest in earnings of Operating Partnership	0.07	0.08
Expected FFO per diluted, fully converted common share	$1.93	$1.99

INVESTOR CONFERENCE CALL AND SIMULCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. EDT on Wednesday, November 3, 2010, to discuss its third quarter results.  The number to call for this interactive teleconference is (212) 231-2901.  A seven-day replay of the conference call will be available by dialing (402) 977-9140 and entering the passcode 21463753.  A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., third quarter earnings release and supplemental information please visit our website at cblproperties.com or contact Investor Relations at 423-490-8312.

The Company will also provide an online web simulcast and rebroadcast of its 2010 third quarter earnings release conference call.  The live broadcast of the quarterly conference call will be available online at cblproperties.com on Wednesday, November 3, 2010, beginning at 11:00 a.m. EDT.  The online replay will follow shortly after the call and continue through November 10, 2010.

-MORE-

CBL Reports Third Quarter Results

November 2, 2010

CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 159 properties, including 84 regional malls/open-air centers. The properties are located in 28 states and total 85.6 million square feet including 2.8 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO.  Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. The Company defines FFO allocable to its common shareholders as defined above by NAREIT less dividends on preferred stock. The Company’s method of calculating FFO allocable to its common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company presents both FFO of its operating partnership and FFO allocable to its common shareholders, as it believes that both are useful performance measures.  The Company believes FFO of its operating partnership is a useful performance measure since it conducts substantially all of its business through its operating partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the operating partnership.  The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income attributable to its common shareholders.

In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to its common shareholders, located at the end of this earnings release, the Company makes an adjustment to add back noncontrolling interest in earnings of its operating partnership in order to arrive at FFO of its operating partnership.  The Company then applies a percentage to FFO of its operating partnership to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.

FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

-MORE-

CBL Reports Third Quarter Results

November 2, 2010

During the nine months ended September 30, 2010, the Company recorded a loss on impairment of real estate assets related to an operating property. Considering the significance and nature of the impairment, the Company believes that it is important to identify the impact of the change on its FFO measures for a reader to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented its FFO measure excluding the impairment charge.

Same-Center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers.  The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties.  The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.  A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Since NOI includes only those revenues and expenses related to the operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. Additionally, there are instances when tenants terminate their leases prior to the scheduled expiration date and pay the Company one-time, lump-sum termination fees. These one-time lease termination fees may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company's shopping center properties. Therefore, the Company believes that presenting same-center NOI, excluding lease termination fees, is useful to investors.

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity.  A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws.  Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements.  The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K for the year ended December 31, 2009, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

-MORE-

CBL Reports Third Quarter Results

November 2, 2010
CBL & Associates Properties, Inc.
Consolidated Statements of Operations
 (Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
REVENUES:
Minimum rents	$171,240	$168,577	$509,911	$510,586
Percentage rents	2,602	2,849	8,743	9,257
Other rents	4,259	3,377	13,417	11,788
Tenant reimbursements	78,957	78,463	234,900	241,353
Management, development and leasing fees	1,369	1,312	4,676	5,392
Other	7,404	7,881	21,875	20,946
Total revenues	265,831	262,459	793,522	799,322

EXPENSES:
Property operating	38,420	40,203	114,492	123,155
Depreciation and amortization	73,333	71,161	215,953	225,069
Real estate taxes	25,555	25,785	75,368	74,357
Maintenance and repairs	13,145	13,116	42,728	42,350
General and administrative	10,495	8,808	31,890	31,180
Loss on impairment of real estate	-	-	25,435	-
Other	6,351	7,714	19,467	18,785
Total expenses	167,299	166,787	525,333	514,896
Income from operations	98,532	95,672	268,189	284,426
Interest and other income	832	1,246	2,831	4,189
Interest expense	(72,053)	(71,120)	(218,854)	(215,847)
Loss on impairment of investments	-	(1,143)	-	(8,849)
Gain on sales of real estate assets	591	1,535	2,606	1,468
Equity in earnings (losses) of unconsolidated affiliates	(1,558)	271	(610)	1,867
Income tax benefit	1,264	1,358	5,052	603
Income from continuing operations	27,608	27,819	59,214	67,857
Operating income (loss) of discontinued operations	69	15	183	(67)
Gain (loss) on discontinued operations	-	10	-	(62)
Net income	27,677	27,844	59,397	67,728
Net income attributable to noncontrolling interests in:
Operating partnership	(3,605)	(4,758)	(4,992)	(11,173)
Other consolidated subsidiaries	(6,133)	(6,497)	(18,394)	(19,208)
Net income attributable to the Company	17,939	16,589	36,011	37,347
Preferred dividends	(8,359)	(5,455)	(22,745)	(16,364)
Net income attributable to common shareholders	$9,580	$11,134	$13,266	$20,983
Basic per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.07	$0.08	$0.10	$0.22
Discontinued operations	-	-	-	-
Net income attributable to common shareholders	$0.07	$0.08	$0.10	$0.22
Weighted average common shares outstanding	138,075	137,860	138,037	95,746

Diluted per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.07	$0.08	$0.10	$0.22
Discontinued operations	-	-	-	-
Net income attributable to common shareholders	$0.07	$0.08	$0.10	$0.22

Weighted average common and potential dilutive common shares outstanding	138,121	137,897	138,079	95,782

Amounts attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$9,500	$11,116	$13,133	$21,067
Discontinued operations	80	18	133	(84)
Net income attributable to common shareholders	$9,580	$11,134	$13,266	$20,983

-MORE-

CBL Reports Third Quarter Results

November 2, 2010

CBL & Associates Properties, Inc.
Consolidated Statements of Operations
 (Unaudited; in thousands, except per share amounts)

The Company's calculation of FFO allocable to Company shareholders is as follows (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net income attributable to common shareholders	$9,580	$11,134	$13,266	$20,983
Noncontrolling interest in income of operating partnership	3,605	4,758	4,992	11,173
Depreciation and amortization expense of:
Consolidated properties	73,333	71,161	215,953	225,069
Unconsolidated affiliates	5,681	7,428	21,052	22,492
Discontinued operations	19	100	63	296
Non-real estate assets	(2,463)	(241)	(2,901)	(731)
Noncontrolling interests' share of depreciation and amortization	(243)	(120)	(699)	(385)
Gain (loss) on discontinued operations	-	(10)	-	62
Funds from operations of the operating partnership	89,512	94,210	251,726	278,959
Loss on impairment of real estate	-	-	25,435	-
Funds from operations of the operating partnership, excluding loss on impairment of real estate	$89,512	$94,210	$277,161	$278,959

Funds from operations per diluted share	$0.47	$0.50	$1.32	$1.89
Loss on impairment of real estate per diluted share (1)	-	-	0.14	-
Funds from operations, excluding loss on impairment of real estate, per diluted share	$0.47	$0.50	$1.46	$1.89
Weighted average common and potential dilutive common shares outstanding with operating partnership units fully converted	190,070	189,846	190,028	147,221

Reconciliation of FFO of the operating partnership to FFO allocable to Company shareholders:

Funds from operations of the operating partnership	$89,512	$94,210	$251,726	$278,959
Percentage allocable to Company shareholders (2)	72.66%	72.63%	72.66%	65.05%
Funds from operations allocable to Company shareholders	$65,039	$68,425	$182,904	$181,463

Funds from operations of the operating partnership, excluding loss on impairment of real estate	$89,512	$94,210	$277,161	$278,959
Percentage allocable to common shareholders (2)	72.66%	72.63%	72.66%	65.05%
Funds from operations allocable to Company shareholders, excluding loss on impairment of real estate	$65,039	$68,425	$201,385	$181,463

(1)	Diluted per share amount presented for reconciliation purposes may differ from actual diluted per share amount due to rounding.
(2)
Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.  See the reconciliation of shares and operating partnership units on page 10.

-MORE-

CBL Reports Third Quarter Results

November 2, 2010

CBL & Associates Properties, Inc.
Consolidated Statements of Operations
 (Unaudited; in thousands, except per share amounts)

SUPPLEMENTAL FFO INFORMATION
(in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Lease termination fees	$429	$742	$2,577	$4,413
Lease termination fees per share	$-	$-	$0.01	$0.03

Straight-line rental income	$1,778	$2,858	$4,540	$6,166
Straight-line rental income per share	$0.01	$0.02	$0.02	$0.04

Gains on outparcel sales	$545	$1,755	$2,605	$2,406
Gains on outparcel sales per share	$-	$0.01	$0.01	$0.02

Amortization of acquired above- and below-market leases	$646	$1,372	$2,208	$4,452
Amortization of acquired above- and below-market leases per share	$-	$0.01	$0.01	$0.03

Amortization of debt premiums	$1,279	$1,615	$4,209	$5,357
Amortization of debt premiums per share	$0.01	$0.01	$0.02	$0.04

Income tax benefit	$1,264	$1,358	$5,052	$603
Income tax benefit per share	$-	$-	$0.03	$-

Abandoned projects expense	$(61)	$(1,203)	$(420)	$(1,346)
Abandoned projects expense per share	$-	$-	$-	$-

Loss on impairment of real estate	$-	$-	$(25,435)	$-
Loss on impairment of real estate per share	$-	$-	$(0.13)	$-

Loss on impairment of investments	$-	$(1,143)	$-	$(8,849)
Loss on impairment of investments per share	$-	$-	$-	$(0.06)

-MORE-

CBL Reports Third Quarter Results

November 2, 2010
CBL & Associates Properties, Inc.
Consolidated Statements of Operations
 (Unaudited; in thousands, except per share amounts)
Same-Center Net Operating Income
(Dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net income attributable to the Company	$17,939	$16,589	$36,011	$37,347

Adjustments:
Depreciation and amortization	73,333	71,161	215,953	225,069
Depreciation and amortization from unconsolidated affiliates	5,681	7,428	21,052	22,492
Depreciation and amortization from discontinued operations	19	100	63	296
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(243)	(120)	(699)	(385)
Interest expense	72,053	71,120	218,854	215,847
Interest expense from unconsolidated affiliates	5,658	7,398	21,389	22,760
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(313)	(233)	(926)	(695)
Abandoned projects expense	61	1,203	420	1,346
Gain on sales of real estate assets	(591)	(1,535)	(2,606)	(1,468)
(Gain) loss on sales of real estate assets of unconsolidated affiliates	46	(220)	1	(938)
Loss on impairment of investments	-	1,143	-	8,849
Loss on impairment of real estate	-	-	25,435	-
Income tax benefit	(1,264)	(1,358)	(5,052)	(603)
Net income attributable to noncontrolling interests in operating partnership	3,605	4,758	4,992	11,173
Gain (loss) on discontinued operations	-	(10)	-	62
Operating partnership's share of total NOI	175,984	177,424	534,887	541,152
General and administrative expenses	10,495	8,808	31,890	31,180
Management fees and non-property level revenues	(1,665)	(3,886)	(15,731)	(13,581)
Operating partnership's share of property NOI	184,814	182,346	551,046	558,751
Non-comparable NOI	(4,747)	(2,944)	(11,279)	(10,697)
Total same-center NOI	$180,067	$179,402	$539,767	$548,054
Total same-center NOI percentage change	0.4%		-1.5%

Total same-center NOI	180,067	179,402	539,767	548,054
Less lease termination fees	(422)	(750)	(2,569)	(2,564)
Total same-center NOI, excluding lease termination fees	$179,645	$178,652	$537,198	$545,490

Malls	$160,131	$160,138	$483,320	$489,472
Associated centers	8,196	7,546	23,883	23,498
Community centers	4,311	4,379	12,839	13,105
Offices and other	7,007	6,589	17,156	19,415
Total same-center NOI, excluding lease termination fees	$179,645	$178,652	$537,198	$545,490

Percentage Change:
Malls	0.0%		-1.3%
Associated centers	8.6%		1.6%
Community centers	-1.6%		-2.0%
Offices and other	6.3%		-11.6%
Total same-center NOI, excluding lease termination fees	0.6%		-1.5%

-MORE-

CBL Reports Third Quarter Results

November 2, 2010
CBL & Associates Properties, Inc.
Consolidated Statements of Operations
 (Unaudited; in thousands, except per share amounts)

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)
	September 30, 2010
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,795,104	$1,629,766	$5,424,870
Noncontrolling interests' share of consolidated debt	(24,863)	(928)	(25,791)
Company's share of unconsolidated affiliates' debt	420,545	167,496	588,041
Company's share of consolidated and unconsolidated debt	$4,190,786	$1,796,334	$5,987,120
Weighted average interest rate	5.78%	2.93%	4.93%

	September 30, 2009
	Fixed Rate	Variable Rate	Total
Consolidated debt	$4,521,262	$1,157,299	$5,678,561
Noncontrolling interests' share of consolidated debt	(23,370)	(928)	(24,298)
Company's share of unconsolidated affiliates' debt	405,597	193,711	599,308
Company's share of consolidated and unconsolidated debt	$4,903,489	$1,350,082	$6,253,571
Weighted average interest rate	5.84%	1.91%	4.99%

Debt-To-Total-Market Capitalization Ratio as of September 30, 2010
(In thousands, except stock price)
	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	190,025	$13.06	$2,481,727
7.75% Series C Cumulative Redeemable Preferred Stock	460	250.00	115,000
7.375% Series D Cumulative Redeemable Preferred Stock	1,330	250.00	332,500
Total market equity			2,929,227
Company's share of total debt			5,987,120
Total market capitalization			$8,916,347
Debt-to-total-market capitalization ratio			67.1%

(1)	Stock price for common stock and operating partnership units equals the closing price of the common stock on September 30, 2010. The stock price for the preferred stock represents the liquidation preference of each respective series of preferred stock.

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
2010:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	138,075	138,121	138,037	138,079
Weighted average operating partnership units	51,949	51,949	51,949	51,949
Weighted average shares- FFO	190,024	190,070	189,986	190,028

2009:
Weighted average shares - EPS	137,860	137,897	95,746	95,782
Weighted average operating partnership units	51,948	51,949	51,439	51,439
Weighted average shares- FFO	189,808	189,846	147,185	147,221

Dividend Payout Ratio
	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Weighted average dividend per share	$0.22690	$0.10370	$0.68486	$0.63661
FFO per diluted, fully converted share	$0.47	$0.50	$1.32	$1.89
Dividend payout ratio	48.3%	20.7%	51.9%	33.7%

-MORE-

CBL Reports Third Quarter Results

November 2, 2010
CBL & Associates Properties, Inc.
Consolidated Statements of Operations
 (Unaudited; in thousands, except per share amounts)

Consolidated Balance Sheets
(Unaudited,  in thousands except share data)
	September 30, 2010	December 31, 2009
ASSETS
Real estate assets:
Land	$944,821	$946,750
Buildings and improvements	7,568,635	7,569,015
	8,513,456	8,515,765
Accumulated depreciation	(1,665,563)	(1,505,840)
	6,847,893	7,009,925
Held for sale	1,366	-
Developments in progress	121,299	85,110
Net investment in real estate assets	6,970,558	7,095,035
Cash and cash equivalents	56,668	48,062
Receivables:
Tenant, net of allowance	73,942	73,170
Other	12,671	8,162
Mortgage and other notes receivable	37,866	38,208
Investments in unconsolidated affiliates	196,083	186,523
Intangible lease assets and other assets	267,692	279,950
	$7,615,480	$7,729,110

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY

Mortgage and other indebtedness	$5,424,870	$5,616,139
Accounts payable and accrued liabilities	306,929	248,333
Total liabilities	5,731,799	5,864,472
Commitments and contingencies
Redeemable noncontrolling interests:
Redeemable noncontrolling partnership interests	27,650	22,689
Redeemable noncontrolling preferred joint venture interest	423,834	421,570
Total redeemable noncontrolling interests	451,484	444,259
Shareholders' equity:
Preferred Stock, $.01 par value, 15,000,000 shares authorized:
7.75% Series C Cumulative Redeemable Preferred Stock, 460,000 shares outstanding	5	5
7.375% Series D Cumulative Redeemable Preferred Stock, 1,330,000 and 700,000 shares outstanding in 2010 and 2009, respectively	13	7
Common Stock, $.01 par value, 350,000,000 shares authorized, 138,075,818 and 137,888,408 issued and outstanding in 2010 and 2009, respectively	1,381	1,379
Additional paid-in capital	1,504,421	1,399,654
Accumulated other comprehensive income	5,398	491
Accumulated deficit	(353,208)	(283,640)
Total shareholders' equity	1,158,010	1,117,896
Noncontrolling interests	274,187	302,483
Total equity	1,432,197	1,420,379
	$7,615,480	$7,729,110

-END-